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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                FORM 8-K



                          Current Report Pursuant
                      to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934




       Date of Report (Date of Earliest Event Reported):  May 1, 1994



                            SYNTEX CORPORATION
         (Exact Name of Registarnt as specified in the charter)



                            Republic of Panama
              (State or other Jurisdiction of Incorporation)




         Commission File No. 1-4269      I.R.S Employer Identification
                                         NO. 94-1566146



                  3401 Hillview Avenue, Palo Alto, CA 94204
                  (Address of Principal Executive Offices)



               Registrant's Telephone Number, Including Area Code:
                                (415)855-5050


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ITEM 5. Other Events.

         (b) On May 2, 1994, Syntex Corporation, a Panama corporation (the "Registrant"), and Roche Holding Ltd, a Swiss corporation ("Roche"), announced that Syntex had entered into an Acquisition Agreement and Plan of Merger (the "Agreement"), dated as of May 1, 1994, with Roche Capital Corporation ("Roche Capital"), a Panama corporation and an indirect wholly owned subsidiary of Roche, and Roche (Panama) Corporation ("Roche (Panama)"), a Delaware corporation and a wholly owned subsidiary of Roche Capital. The Agreement generally provides for the acquisition of the Registrant by Roche in a transaction in which Syntex stockholders will receive $24.00 in cash per share of Syntex common stock, par value $1.00 per share (the "Common Stock"). Roche has guaranteed the obligations of Roche Capital and Roche (Panama) under the Agreement.

         The transaction will be effected by means of a first-step cash tender offer for all of the shares of the Registrant's outstanding Common Stock (the "Tender Offer"). The Tender Offer is expected to commence on or before May 9, 1994, and to remain open for at least 20 business days. The Tender Offer is subject to certain conditions, including the tender of at least a majority of the shares of Common Stock and receipt of certain regulatory approvals.

         The Tender Offer will be followed by a merger of Roche (Panama) with and into the Registrant (the "Merger"), in which stockholders of the Registrant whose shares of Common Stock are not purchased in the Tender Offer will receive $24.00 per share in cash or, at their election, subject to certain restrictions, shares of a limited conversion preferred stock (the "Preferred Stock") of Roche Capital. The Preferred Stock will pay dividends annually at a rate of 3% of the liquidation value thereof, and will be subject to mandatory redemption ten years after issuance. The Preferred Stock will be non-transferable, subject to limited exceptions, and will be exchangeable, on a limited basis, for non-voting equity securities ("NES") of Roche at a premium of 50 percent over the NES closing price on Friday, April 29, 1994. Consummation of the Merger is subject to certain conditions, including approval of the Merger by the stockholders of the Registrant and receipt of certain regulatory approvals.

        In addition, the Agreement requires the Registrant to pay certain amounts to Roche Capital under certain conditions such as terminations of the Agreement under certain circumstances, including upon modification or withdrawal of the recommendation by the Board of Directors of the Registrant, and in certain other circumstances.

         The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreement, the Guaranty of Roche dated as of May 1, 1994, and the Certificate of Designation of Limited Conversion Preferred Stock of Roche Capital, copies of each of which are attached hereto as Exhibits 2.1, 99.1 and 99.2, respectively, and incorporated by reference herein. A copy of the joint press release, dated May 2, 1994, relating to the above-described transaction is attached hereto as Exhibit 99.3.



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ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

 2.1 Aquisition Agreement and Plan of Merger, dated as of May 1, 1994, among Syntex Corporation, Roche Capital Corporation and Roche (Panama) Corporation

99.1    Guaranty dated as of May 1, 1994, of Roche Holdings Ltd

99.2 Form of Certificate of Designation of Limited Conversion Preferred Stock of Roche Capital Corporation

99.3 Joint Press Release by Roche Holding Ltd and Syntex Corporation, dated May 2, 1994



                                SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                             SYNTEX CORPORATION
                                              (Registrant)



Date:  May 3, 1994                    By:  Carol J. Gillespie
                                           ------------------
                                           Carol J. Gillespie
                                           Vice President and Secretary



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                              EXHIBIT INDEX
                              --------------



Exhibit
  No.                             Exhibit
- - -------                          ---------

  2.1 Aquisition Agreement and Plan of Merger, dated as of May 1, 1994, among Syntex Corporation, Roche Capital Corporation and Roche (Panama) Corporation

 99.1        Guaranty dated as of May 1, 1994, of Roche Holdings Ltd

 99.2 Form of Certificate of Designation of Limited Conversion Preferred Stock of Roche Capital Corporation

 99.3 Joint Press Release by Roche Holding Ltd and Syntex Corporation, dated May 2, 1994